EXHIBIT 99.906 CERT

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of The Parnassus Income Trust, hereby certifies, to such officer's knowledge, that the report on Form N-
CSR of The Parnassus Income Trust for the period ended December 31, 2003 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of The Parnassus
Income Trust.



Jerome L. Dodson
Chief Executive Officer,
The Parnassus Income Trust
March 8, 2004



Bryant Cherry
Chief Financial Officer,
The Parnassus Income Trust
March 8, 2004

A signed original of this written statement required by Section
906 has been provided to The Parnassus Income Trust and will be retained by The Parnassus Income Trust and furnished to the SEC or its staff upon request.